UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 6, 2012
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KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California 90212
(Address of principal executive offices)(Zip Code)

(310) 887-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
_____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

8.750% Senior Notes due 2019

On December 6, 2012, Kennedy-Wilson Holdings, Inc. (the “Company”) completed an offering of $100.0 million aggregate principal amount of 8.750% Senior Notes due 2019 (the “Notes”) of Kennedy-Wilson, Inc. (the “Issuer”), a wholly owned subsidiary of the Company. The offer and sale of the Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold to Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as initial purchasers (the “Initial Purchasers”), in reliance upon the exemption from the registration and prospectus-delivery requirements of the Securities provided by Section 4(2) thereof, and the Initial Purchasers resold the Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Notes were sold to the Initial Purchasers at a cash price equal to 103.750% of their principal amount and were resold by the Initial Purchasers at a cash price equal to 105.250% of their principal amount, in each case plus accrued in interest from, and including, October 1, 2012 to, but excluding, December 6, 2012.

The Notes were issued as additional Notes under an indenture (the “Indenture”), dated as of April 5, 2011, among the Company, the Issuer, the guarantor parties thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee, as thereafter supplemented and amended. Pursuant to the Indenture, the Issuer issued $200.0 million aggregate principal amount of its 8.750% Senior Notes due 2019 on April 5, 2011 and an additional $50.0 million aggregate principal amount of such notes on April 12, 2011 (together, the “Initial Notes”). The Notes have substantially identical terms as the Initial Notes and will be treated as a single series with the Initial Notes under the Indenture. Holders of the Notes and the Initial Notes will vote as a single class under the indenture.

The Issuer received net proceeds from the sale of the Notes of approximately $105.0 million, after deducting discounts and commissions and estimated offering expenses payable by it. The Issuer currently intends to use the net proceeds for working capital and general corporate purposes, including future acquisitions and co-investments.

The Notes are the Issuer's senior unsecured obligations and rank equally in right of payment with all of the Issuer's existing and future unsecured and unsubordinated indebtedness and are guaranteed (the “Guarantees”) on a senior unsecured basis by the Company and certain of the Company's subsidiaries (the “Subsidiary Guarantors”).

Interest on the Notes accrues at a rate of 8.750% per annum and is payable semi-annually in arrears on October 1 and April 1 of each year, commencing on April 1, 2013. However, the interest rate may in certain circumstances be increased pursuant to the Registration Rights Agreement, as described below. The Notes will mature on April 1, 2019.

At any time prior to April 1, 2015, the Issuer may redeem the Notes, in whole or in part, at a price equal to 100% of their principal amount, plus an applicable “make-whole” premium and accrued and unpaid interest, if any, to the redemption date. At any time and from time to time on or after April 1, 2015, the Issuer may redeem the Notes, in whole or in part, at redemption prices specified in the Indenture, plus accrued and unpaid interest, if any, to the redemption date. Prior to April 1, 2014, the Issuer may redeem up to 35% of the Notes and Initial Notes from the proceeds of certain equity offerings. There is no sinking fund for the Notes.

Upon the occurrence of a change of control or a delisting event, the Issuer will be required to make an offer to purchase all of the outstanding Notes for cash. The purchase price will be 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). In addition, in certain circumstances in connection with asset dispositions where the proceeds thereof are not applied in the manner set forth in the Indenture, the Issuer will be required to use any excess proceeds to make an offer to purchase the Notes for cash at a price equal to 100% of their principal amount, plus accrued and unpaid interest.

Certain events are considered events of default under the Indenture and the Notes, which may result in the accelerated maturity of the Notes, including the following events:

•	a default in the payment of interest on the Notes when due, where such default continues for 30 days;

•	a default in the payment of principal of any Note when due at its stated maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise;

•	the failure by the Issuer, the Company or any Subsidiary Guarantor to comply with certain covenants relating to mergers, consolidations and asset sales;

•	the failure by the Issuer, the Company or any Subsidiary Guarantor to comply, for 60 days after receipt of written notice, with certain of their respective agreements contained in the Indenture;

•
the failure by the Issuer or the Company, as the case may be, to comply, for 180 days after receipt of written notice, with certain obligations to file reports and other required information with the Securities Exchange Commission;

•
the failure to pay any indebtedness by the Issuer, any Subsidiary Guarantor or any significant subsidiary, within any applicable grace period after final maturity, or upon such indebtedness being accelerated by the holders thereof because of a default, where the total amount of such unpaid or accelerated indebtedness exceeds $20 million;

•	certain events of bankruptcy, insolvency or reorganization of the Issuer, any Subsidiary Guarantor or any significant subsidiary;

•
any final judgment or decree for the payment of money (other than judgments that are covered by enforceable insurance policies issued by solvent carriers) in excess of $10.0 million is entered against the Issuer, any Subsidiary Guarantor or any significant subsidiary, remains outstanding for a period of 60 consecutive days following such judgment becoming final and is not discharged, waived or stayed within 10 days after notice; and

•
any Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or the Company or a Subsidiary Guarantor denies or disaffirms its obligations under its Guarantee.

The form of the Indenture (including the form of certificate representing the Notes) and the supplemental indentures thereto are filed or incorporated by reference as exhibits to this Form 8-K and are incorporated herein by reference. The descriptions of the material terms of the Notes, the Guarantees, the Indenture and the supplemental indentures thereto are qualified in their entirety by reference to such exhibits.
Registration Rights Agreement
In connection with the sale of the Notes, the Company, the Issuer, the Subsidiary Guarantors and the Initial Purchasers entered into a registration rights agreement, dated as of December 6, 2012 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company, the Issuer and the Subsidiary Guarantors agreed that they will, subject to certain exceptions, use their reasonable best efforts to complete, within 210 days after December 6, 2012, an exchange offer that is registered under the Securities Act, pursuant to which holders of the Notes may exchange their Notes for registered notes having substantially identical terms. In addition, if the Company, the Issuer and the Subsidiary Guarantors cannot complete the exchange offer within 210 days after December 6, 2012 and in other limited circumstances, the Company, the Issuer and the Subsidiary Guarantors will file a shelf registration statement for the resale of the Notes. If the Issuer, the Company or the Subsidiary Guarantors do not fulfill certain of their respective obligations under the Registration Rights Agreement (a “Registration Default”), the Issuer will be required to pay additional interest on the Notes. If due, Additional Interest will accrue at 0.25% per annum for the first 90-day period immediately following the Registration Default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.0% per annum.
The form of the Registration Rights Agreement is filed as Exhibit 4.14 to this Form 8-K and is incorporated herein by reference. The descriptions of the material terms of the Registration Rights Agreement are qualified in their entirety by reference to such exhibit.
Item 3.02. Unregistered Sales of Securities.

The information included in Item 2.03 above is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed herewith or incorporated herein by reference.

4.1(1)
Indenture, dated as of April 5, 2011, among Kennedy-Wilson, Inc., Kennedy-Wilson Holdings, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), including the form of 8.750% Notes due 2019.

4.2(2)	First Supplemental Indenture, dated as of August 5, 2011, among Kennedy-Wilson, Inc., KW Residential Group, Inc. and Wilmington Trust, National Association.
4.3(3)	Second Supplemental Indenture, dated as of August 5, 2011, among Kennedy-Wilson, Inc., KW Telstar Partners, LLC and Wilmington Trust, National Association.
4.4(4)	Third Supplemental Indenture, dated as of August 5, 2011, among Kennedy-Wilson, Inc., KWF Manager V, LLC and Wilmington Trust, National Association.
4.5(5)	Fourth Supplemental Indenture, dated as of August 5, 2011, among Kennedy-Wilson, Inc., KW Fund IV - Kohanaiki, LLC and Wilmington Trust, National Association.
4.6(6)	Fifth Supplemental Indenture, dated as of August 5, 2011, among Kennedy-Wilson, Inc., Kennedy Wilson Property Equity IV, LLC and Wilmington Trust, National Association.
4.7(7)	Sixth Supplemental Indenture, dated as of August 5, 2011, among Kennedy-Wilson, Inc., KW Ireland, LLC and Wilmington Trust, National Association.
4.8(8)	Seventh Supplemental Indenture, dated as of August 5, 2011, among Kennedy-Wilson, Inc., KW Manager IV, LLC and Wilmington Trust, National Association.
4.9(9)	Eighth Supplemental Indenture, dated as of September 26, 2011, among Kennedy-Wilson, Inc., KWF Investors IV, LLC, KWF Investors V, LLC and Wilmington Trust, National Association.
4.10(10)
Ninth Supplemental Indenture, dated as of December 28, 2011, among Kennedy-Wilson, Inc., KW Anaheim Land Partners LLC, Pacifica West Coast Partners, LLC, KW Multi-Family Management Group, KW Mill Creek Property Manager, LLC, KW Sunrise Carlsbad, LLC, Sunrise Property Associates, LLC, certain guarantors listed therein and Wilmington Trust, National Association.

4.11
Tenth Supplemental Indenture, dated as of June 12, 2012, among Kennedy-Wilson, Inc., Meyers Research, LLC, KW Armacost, LLC, Santa Maria Land Partners Manager, LLC, KW Investment Adviser, LLC, NWLACDFI - Southern Oaks, LLC, Kennedy-Wilson Capital, KW Captowers Partners, LLC, KW Four Points, LLC, KW Loan Partners VII, LLC and Wilmington Trust, National Association.

4.12	Eleventh Supplemental Indenture, dated as of November 21, 2012, among Kennedy-Wilson, Inc., NWLACDFI - Southern Oaks, LLC, the guarantor parties thereto and Wilmington Trust, National Association.
4.13
Twelfth Supplemental Indenture, dated as of November 21, 2012, among Kennedy-Wilson, Inc., KWF Investors VII, LLC, KWF Manager VII, LLC, KW Residential Capital, LLC, KW Boise Plaza, LLC, KW Loan Partners VIII, LLC, KW UR Investment 1, LLC, KW UR Investment 2, LLC, Kennedy Wilson Property Services IV, L.P., Kennedy Wilson Property Services IV GP, LLC, KW/CV Third-Pacific Manager, LLC, KW EU Loan Partners II, LLC, KWF Investors VIII, LLC, KWF Manager VIII, LLC, KW HP 11, LLC, KW 1200 Main LLC, KW Harrington LLC, KW 5200 Lankershim Manager, LLC and Wilmington Trust, National Association.

4.14
Registration Rights Agreement, dated as of December 6, 2012, among Kennedy-Wilson Holdings, Inc., Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC.

99.1	Press Release of Kennedy-Wilson Holdings, Inc., dated December 3, 2012
99.2	Press Release of Kennedy-Wilson Holdings, Inc., dated December 3, 2012
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(1)	Incorporated by reference to Exhibit 4.1 to Kennedy-Wilson Holdings, Inc.'s Current Report on Form 8-K, filed with the SEC on April 7, 2011.

(2)	Incorporated by reference to Exhibit 4.1 to Kennedy-Wilson Holdings, Inc.'s Current Report on Form 8-K, filed with the SEC on December 30, 2011.

(3)	Incorporated by reference to Exhibit 4.2 to Kennedy-Wilson Holdings, Inc.'s Current Report on Form 8-K, filed with the SEC on December 30, 2011.

(4)	Incorporated by reference to Exhibit 4.3 to Kennedy-Wilson Holdings, Inc.'s Current Report on Form 8-K, filed with the SEC on December 30, 2011.

(5)	Incorporated by reference to Exhibit 4.4 to Kennedy-Wilson Holdings, Inc.'s Current Report on Form 8-K, filed with the SEC on December 30, 2011.

(6)	Incorporated by reference to Exhibit 4.5 to Kennedy-Wilson Holdings, Inc.'s Current Report on Form 8-K, filed with the SEC on December 30, 2011.

(7)	Incorporated by reference to Exhibit 4.6 to Kennedy-Wilson Holdings, Inc.'s Current Report on Form 8-K, filed with the SEC on December 30, 2011.

(8)	Incorporated by reference to Exhibit 4.7 to Kennedy-Wilson Holdings, Inc.'s Current Report on Form 8-K, filed with the SEC on December 30, 2011.

(9)	Incorporated by reference to Exhibit 4.8 to Kennedy-Wilson Holdings, Inc.'s Current Report on Form 8-K, filed with the SEC on December 30, 2011.
(10) Incorporated by reference to Exhibit 4.9 to Kennedy-Wilson Holdings, Inc.'s Current Report on Form 8-K, filed with the SEC on December 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: December 7, 2012